UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 21, 2012

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01	REGULATION FD DISCLOSURE

      On June 21, 2012, Magellan Gold Corporation, a Nevada corporation (the “Company”) issued a press release announcing results from its second phase soil geochemical survey completed over two target areas on its Secret Canyon Claims located approximately 30 miles northeast of Reno, Nevada in the North Olinghouse Mining District.  A copy of the press release is attached hereto.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title

99.1	Press Release dated June 21, 2012.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: June 21, 2012.	By: __/s/ John C. Power___
John C. Power, President

2